Exhibit 1.1


                    HOUSEHOLD HOME EQUITY LOAN TRUST 200_-_

                           HFC REVOLVING CORPORATION
                                  (Depositor)

                         HOUSEHOLD FINANCE CORPORATION
                               (Master Servicer)

                   [ ] Home Equity Loan Asset Backed Notes,
                                 Series 200_-_

                              $[ ] Class A Notes



                            UNDERWRITING AGREEMENT

                                                                        [Date]


[Representative Underwriter]
         as Representative of the Underwriters
[address]
Attention: [                ]

[Representative Underwriter]
         as Representative of the Underwriters
[address]
Attention: [                ]

Ladies and Gentlemen:

         HFC Revolving Corporation (the "Depositor"), has entered into a Trust Agreement dated as of (the "Trust Agreement") with [Owner Trustee] (the "Owner Trustee") and Household Finance Corporation ("HFC") creating [ ] Home Equity Loan Trust 200_-_ (the "Trust"), a statutory business trust established under the laws of the State of Delaware. The Depositor proposes to direct the Owner Trustee pursuant to the Trust Agreement to cause the Trust to issue Home Equity Loan Trust Series 200_-_, Class A Notes (the "Class A Notes") and a single class of ownership interests (the "Ownership Interests" and, together with the Class A Notes, the "Securities"). Simultaneously with the execution of the Trust Agreement, the Depositor will enter into a Sale and Servicing Agreement dated as of [ ] (the "Sale and Servicing

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Agreement") among the Depositor, the Trust, [Indenture Trustee], as indenture trustee (the "Indenture Trustee") and HFC, as master servicer (the "Master Servicer").

         Only the Class A Notes are being purchased by the several underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom [ ] and [ ] together are acting as representatives (the
"Representatives"), except that the amount purchased by each Underwriter may change in accordance with Section 13 of this Agreement.

         The Class A Notes will be secured by the assets of the Trust consisting of, among other things, a pool of [ ] home equity loans conveyed to the Trust at the Closing Time (as defined herein) and any eligible home equity loan substituted for a loan pursuant to the Sale and Servicing Agreement (each, an "Eligible Substitute Home Equity Loan" and, together with the home equity loans conveyed to the Trust at the Closing Time, the "Home Equity Loans"), secured primarily by first and second mortgages on residential properties that are primarily one- to four-family properties and certain monies due thereunder. The Depositor will acquire the Home Equity Loans pursuant to the Home Equity Loan Purchase Agreement, as described below. The Depositor is a subsidiary of HFC.

         The Depositor will acquire the Home Equity Loans, simultaneously with the execution of the Sale and Servicing Agreement, pursuant to a home equity loan purchase agreement dated as of [ ] (the "Home Equity Loan Purchase Agreement"), between the Depositor, as purchaser, and certain originators, each of which is a subsidiary of HFC (collectively, the "Sellers" and each individually, a "Seller"). Pursuant to the Home Equity Loan Purchase Agreement, the Sellers will sell to the Depositor all of their right, title and interest in and to the unpaid principal balance of the Home Equity Loans, including all interest and principal payments in respect thereof received on or after the Cut-Off Date, and certain other rights with respect to the collateral supporting the Home Equity Loans. Pursuant to the Sale and Servicing Agreement, the Depositor will assign and grant to the Trust all of its right, title and interest in and to the unpaid principal balance of the Home Equity Loans. In addition, the Sellers have entered into an agreement dated as of [ ] (the "Transfer Agreement"), between the Trustee and each Seller, pursuant to which the Sellers will assign to the Trust all of their right, title and interest in and to the collateral supporting the Home Equity Loans, including the loan agreement and mortgage notes relating thereto (collectively, the "Transferred Assets") not otherwise transferred pursuant to the Home Equity Loan Purchase Agreement.

         The Class A Notes will be issued pursuant to an indenture to be dated as of [ ] (the "Indenture") between the Trust, as issuer and the Indenture Trustee. The Ownership Interests will evidence fractional undivided interests in the property held in the Trust and evidence the right to receive amounts in respect of the Transferor Interest (as defined in the Trust Agreement). The aggregate principal balance of the Class A Notes initially will be equal to $[ ], which represents approximately 100% of the outstanding principal balances of the Home Equity Loans as of the close of business on [ ] (the "Cut-Off Date").

         The Class A Notes will have the benefit of a financial guaranty insurance policy (the "Policy") issued by [Insurer], a stock insurance corporation organized under the laws of the State of New York (the "Insurer") pursuant to an Insurance and Reimbursement Agreement (the "Insurance Agreement") to be dated as of [ ] among the Depositor, the Master Servicer, the

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Indenture Trustee, [ ] and the Insurer. Forms of the Indenture, the Sale and
Servicing Agreement and the Trust Agreement have been filed as an exhibit to the Registration Statement (hereinafter defined).

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-84611) relating to the Class A Notes, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "1933 Act Regulations"). Such registration statement, including all exhibits thereto, as amended at the time when it became effective under the 1933 Act and at the Closing Time defined below, is referred to herein as the "Registration Statement". The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations a supplement (the "Prospectus Supplement") to the prospectus (as it may be amended in connection with such Prospectus Supplement, the "Basic Prospectus"; the Basic Prospectus, together with the Prospectus Supplement, the "Prospectus").

         For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement.

         SECTION 1. Representations and Warranties.


         (a) The Depositor represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(a):

               (i) The Depositor meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the time the Registration Statement became effective and at the Closing Time, the

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          Registration Statement and any amendments and supplements thereto, including documents incorporated or deemed to be incorporated by reference in the Registration Statement, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was filed with the Commission and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to (i) any statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Depositor in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus or (ii) information in any "Computational Materials", "Collateral Term Sheets" or "Structural Term Sheets" (each as hereinafter defined) provided by the Underwriters except to the extent that the information set forth therein is "Pool Information" or "Prospectus Information". As used herein, Pool Information means information provided by the Depositor or HFC to the Representatives in written form or on computer tape, floppy disk or other electronic media with respect to the financial characteristics of the Home Equity Loans. As used herein, "Prospectus Information" shall mean any information in the Prospectus other than Underwriter Information (as defined in Section 9(b)).

               (ii) The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriters for use in connection with this offering was, in all material respects, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (iii) Since the respective dates as of which information is given in the Prospectus, or the Prospectus as amended and supplemented at the Closing Time, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of any of the Sellers or the Depositor or of their subsidiaries, otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented at the Closing Time.

               (iv) Each of the Sellers and the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the full right, power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Transfer Agreement and the Home Equity Loan Purchase Agreement, as applicable, and to cause the Securities to be issued; each of the Sellers and the Depositor is duly qualified as a foreign corporation to transact business and is in good

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          standing in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on the business or consolidated financial condition of any such Seller or the Depositor or the transactions contemplated by this Agreement; and each Seller is duly authorized under the statutes that regulate the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws," or "sales finance laws"), or is permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which any of them do business the businesses as currently conducted therein by any of them.

               (v) There are no legal or governmental proceedings pending to which any Seller or the Depositor is a party or of which any property of any Seller or the Depositor is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the financial position, shareholders' equity or results of operations of such Seller or the Depositor, and to the best knowledge of the Depositor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (vi) This Agreement has been duly authorized, executed and delivered by the Depositor, and the Sale and Servicing Agreement, the Trust Agreement, the Insurance Agreement and the Home Equity Loan Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Depositor, and the Home Equity Loan Purchase Agreement and the Transfer Agreement when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each Seller. This Agreement constitutes, and the Sale and Servicing Agreement, the Trust Agreement, the Insurance Agreement, the Transfer Agreement and the Home Equity Loan Purchase Agreement when executed and delivered as contemplated herein and therein will constitute, legal, valid and binding instruments enforceable against the Depositor or the Sellers, as applicable, in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement and the Insurance Agreement, to limitations of public policy under applicable securities laws.

               (vii) The issuance and delivery of the Securities, the consummation of any other of the transactions contemplated herein or in the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Insurance Agreement, the Transfer Agreement and the Home Equity Loan Purchase Agreement, and the fulfillment of the terms of this Agreement, the Home Equity Loan Purchase Agreement, the Transfer Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Insurance Agreement do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of any of the Sellers or the Depositor, as applicable, any statute, order or regulation applicable to any of the Sellers or the Depositor, as applicable, of any court, regulatory body, administrative agency or governmental body having jurisdiction over any of the Sellers or the Depositor, as applicable, and do not and will not conflict

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          with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of any of the Sellers or the Depositor, as applicable, pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Sellers or the Depositor is a party or by which any of the Sellers or the Depositor may be bound or to which any of the property or assets of any of the Sellers or the Depositor may be subject, except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to any of the Sellers or the Depositor or materially adverse to the transactions contemplated by this Agreement.

               (viii) [ ] is an independent public accountant with respect to the Sellers and the Depositor as required by the 1933 Act and 1933 Act Regulations.

               (ix) The Class A Notes are duly and validly authorized and, when executed, authenticated and delivered in accordance with the Indenture and the Sale and Servicing Agreement, and issued and delivered to and paid for by the Underwriters, as contemplated hereby, will be entitled to the benefits provided by the Indenture and the Sale and Servicing Agreement.

               (x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance or sale of the Class A Notes, or the consummation by any of the Sellers or the Depositor of the other transactions contemplated by this Agreement, the Sale and Servicing Agreement, the Transfer Agreement, the Home Equity Loan Purchase Agreement, the Trust Agreement, the Indenture and the Insurance Agreement, as applicable, except for (A) the registration under the 1933 Act of the Class A Notes, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under the State securities or Blue Sky laws in connection with the issuance of the Class A Notes and the subsequent purchase and distribution of the Class A Notes by the Underwriters, or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of the Depositor or any of the Sellers or the transactions contemplated by such agreements.

               (xi) Each of the Sellers and the Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and none of the Sellers or the Depositor has received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition or the transactions contemplated by this Agreement.

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               (xii) At the time of execution and delivery of the Home Equity
          Loan Purchase Agreement and the Transfer Agreement each Seller (A) will have good and marketable title to the unpaid principal balance of the Home Equity Loans and the Transferred Assets being transferred by it to the Depositor or Trustee, as the case may be, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), (B) will not have assigned to any person any of its right, title or interest in or to the unpaid principal balance of the Home Equity Loans under the Home Equity Loan Purchase Agreement or the Transferred Assets under the Transfer Agreement, and (C) will have the power and authority to sell the unpaid principal balance of the Home Equity Loans to the Depositor and transfer and assign the Transferred Assets to the Trust; and upon the consummation of the sale, transfer and assignment provided for pursuant to the terms of the Home Equity Loan Purchase Agreement, the Depositor will have acquired beneficial ownership of all the related Seller's right, title and interest in and to the unpaid principal balance of the Home Equity Loans.

               (xiii) At the time of execution and delivery of the Sale and Servicing Agreement, the Depositor (A) will have good and marketable title to the unpaid principal balance of the Home Equity Loans being transferred by it to the Trust pursuant to the Sale and Servicing Agreement, free and clear of Liens, (B) will not have assigned to any person any of its right, title or interest in or to the unpaid principal balance of the Home Equity Loans under the Home Equity Loan Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement or the Class A Notes and (C) will have the power and authority to sell the unpaid principal balance of the Home Equity Loans to the Trust and to sell the Class A Notes to the Underwriters; and upon execution and delivery of the Sale and Servicing Agreement and the Trust Agreement by the Trust, the Trust will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the unpaid principal balance of the Home Equity Loans; and upon delivery to the Underwriters of the Class A Notes in return for the agreed upon consideration the Underwriters will have good and marketable title to the Class A Notes, in each case free of Liens, except to the extent disclosed in the Prospectus.

               (xiv) As of the Cut-Off Date, each of the Home Equity Loans will meet the eligibility criteria described in the Prospectus and as of the related Cut-Off Date for any Eligible Substitute Home Equity Loan, the Eligible Substitute Home Equity Loan will meet the eligibility criteria applicable thereto described in the Sale and Servicing Agreement.

               (xv) None of the Sellers, the Depositor or the Trust will conduct their operations while any of the Class A Notes are outstanding in a manner that would require any Seller, the Depositor or the Trust to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), as in effect on the date hereof.

               (xvi) At the Closing Time, the Class A Notes, the Sale and Servicing Agreement, the Indenture and the Trust Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

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               (xvii) At the Closing Time, each class of the Class A Notes shall have been rated in the applicable rating category described in the Prospectus.

               (xviii) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Transfer Agreement, the Home Equity Loan Purchase Agreement and the Securities have been paid or will be paid at or prior to the Closing Time.

               (xix) At the Closing Time, each of the representations and warranties of the Depositor with respect to the Home Equity Loans set forth in the Sale and Servicing Agreement will be true and correct in all material aspects.

         (b) HFC represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(b):

               (i) HFC is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. HFC has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HFC and its subsidiaries taken as a whole or the transactions contemplated by this Agreement.

               (ii) HFC is not in violation of its restated articles of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument material to the business HFC and its subsidiaries, taken as a whole, to which HFC is a party or by which it may be bound, or to which any of the property or assets of HFC is subject.

               (iii) The execution, delivery and performance by HFC of this Agreement, the Sale and Servicing Agreement and the Trust Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HFC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HFC is a party or by which it may be bound, or to which any of the property or assets of HFC is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HFC or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the business or consolidated financial condition of HFC or the transactions contemplated by this Agreement.

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               (iv) This Agreement, the Sale and Servicing Agreement and the
          Trust Agreement have been duly executed and delivered by HFC; and this Agreement and the Sale and Servicing Agreement constitute legal, valid and binding instruments enforceable against HFC in accordance with their respective terms, subject as to enforceability
          (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

               (v) Except as set forth in or contemplated in reports filed by HFC with the Commission pursuant to the 1934 Act and the 1934 Act Regulations, there has been no material adverse change in the business or consolidated financial condition of HFC and its subsidiaries taken as a whole since the respective dates as of which any information relating to HFC is given in the Prospectus.

               (vi) There are no legal or governmental proceedings pending, or to the knowledge of HFC threatened, to which HFC is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder's equity or consolidated financial position of HFC and its subsidiaries taken as a whole or which would have a material adverse effect upon the transactions contemplated by this Agreement.

               (vii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HFC of the transactions contemplated by this Agreement, the Sale and Servicing Agreement and the Trust Agreement, except for (A) the registration under the 1933 Act of the Class A Notes, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under state securities or Blue Sky laws in connection with the issuance of the Class A Notes and the subsequent purchase and distribution of the Class A Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HFC and its subsidiaries taken as a whole or the transactions contemplated by such agreements.

               (viii) [                 ] is an independent public accountant
          with respect to HFC.

         (c) Any certificates signed by an officer of the Depositor or HFC and delivered to you or your counsel in connection with the offering of the Class A Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

         (d) Each Underwriter represents and warrants to, and agrees with, the Depositor and HFC as of the date hereof and as of the Closing Time that it has complied and will comply with

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all of its obligations arising hereunder and, with respect to the
Computational Materials and Structural Term Sheets provided by it, such Computational Materials and Structural Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials and Structural Term Sheets, except for any errors therein attributable to errors or mistakes in the Pool Information or Prospectus Information). Each Underwriter represents and warrants that the Computational Materials and Structural Term Sheets provided by it to the Depositor constitute a complete set of all Computational Materials and Structural Term Sheets required to be filed with the Commission pursuant to the No-Action Letters.

         SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Depositor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Depositor the principal amount of Class A Notes at the purchase price set forth opposite such Underwriter's name in Schedule I pursuant to the terms of this Agreement.

         SECTION 3. Delivery and Payment. Payment of the purchase price for, and delivery of, the Class A Notes to be purchased by the Underwriters shall be made at the offices of [Sidley Austin Brown & Wood LLP], 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by you, the Depositor and HFC, at 10:00 A.M. New York City time on [ ], which date, time or place may be postponed or changed by agreement between you, the Depositor and HFC (such date and time of delivery and payment for the Class A Notes being herein referred to as the "Closing Time"). Delivery of one or more global certificates representing the Class A Notes shall be made to the accounts of the several Underwriters against payment by them of the purchase price therefor, to or upon the order of the Depositor by one or more wire transfers in immediately available funds. The global certificates to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). The interests of beneficial owners of the Class A Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Class A Notes will be available only under limited circumstances as described in the Indenture.

         SECTION 4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Class A Notes for sale to the public as set forth in the Prospectus.

         SECTION 5. Covenants of the Depositor. The Depositor covenants with each of the Underwriters as follows:

         (a) The Depositor will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Prospectus,
(iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Class A Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.

The Depositor will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Depositor will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the Basic Prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise (other than reports to be filed pursuant to the 1934 Act), will furnish the Representatives with copies of any such documents (other than Computational Materials and Structural Term Sheets) a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) The Depositor has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical, in all material respects, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) The Depositor will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical, in all material respects, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) The Depositor will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Class A Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Class A Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Depositor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Depositor will, at its expense, promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Depositor will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Upon the request of and in cooperation with the Underwriters, the Depositor will use its best efforts to qualify the Class A Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for as long as may be required for the distribution of the Class A Notes; provided, however, that the Depositor or the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. Upon the request of and in cooperation with the Underwriters, the Depositor will also supply the Representatives with such information as is reasonably necessary for the determination of the legality of the Class A Notes for investment under the laws of such jurisdictions as the Underwriters may request.

         (g) The Depositor, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (h) The Depositor will, at the expense of the Underwriters, file the Computational Materials and Structural Term Sheets provided to it by the Representatives under Section 6 with the Commission pursuant to a Current Report on Form 8-K not later than 5:00 p.m. on the day the Prospectus is delivered to the Underwriters; provided, however, that as a condition to the filing of the Computational Materials and Structural Term Sheets by the Depositor, the Depositor must receive a letter from a firm of independent certified public accountants reasonably acceptable to the Depositor, which letter shall be satisfactory in form and substance to the Depositor, HFC and their counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, as a result of which they have determined the accuracy in all material respects of the numerical and financial information included in the Computational Materials and Structural Term Sheets provided by the Representatives to the Depositors for filing with the Commission.

         (i) The Depositor shall take all reasonable action necessary to enable [ ] and [ ] (the "Rating Agencies") to provide their respective credit ratings of the Class A Notes as described in the Prospectus.

         (j) The Depositor will not, without your prior written consent, publicly offer or sell in the United States any home equity loan pass-through certificates, home equity loan pass-through notes or collateralized home equity loan mortgage obligations or other similar securities representing interests in or secured by primarily non-conforming second mortgage-related assets originated or owned by the Depositor or HFC for a period of thirty days following the commencement of the offering of the Class A Notes to the public.

         (k) The Depositor will cooperate with the Underwriters and use its best efforts to permit the Class A Notes to be eligible for clearance and settlement through the facilities of DTC.

         (l) If, between the date hereof and the Closing Time, to the knowledge of the Depositor there are any legal or governmental proceedings instituted or threatened against HFC or the Depositor, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the financial condition, shareholders' equity or results of operations of HFC or the Depositor or the transactions contemplated by this Agreement, the Depositor will give prompt written notice thereof to the Underwriters.

         (m) So long as the Class A Notes shall be outstanding, to deliver to the Underwriters as soon as such statements are furnished to the Indenture
Trustee: (i) the annual statement as to compliance delivered to the Indenture Trustee pursuant to Section 3.10 of the Sale and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to Section 3.11 of the Sale and Servicing Agreement; and (iii) the Monthly Statement furnished to the Noteholders pursuant to Section 5.03 of the Sale and Servicing Agreement.

         (n) To apply the net proceeds from the sale of the Class A Notes in the manner set forth in the Prospectus.

         SECTION 6. Computational Materials and Structural Term Sheets. It is understood that the Underwriters may prepare and provide to prospective investors certain Computational Materials and Structural Term Sheets in connection with their offering of the Class A Notes, subject to the following conditions:

         (a) The Underwriters shall comply with all applicable laws and regulations in connection with the use of Computational Materials, including the No-Action letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. The Underwriters shall comply with all applicable laws and regulations in connection with the use of Collateral Term Sheets and Structural Term Sheets, including the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

         (b) As used herein, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared and delivered to prospective investors by or at the direction of the Underwriters. As used herein, "Structural Term Sheets" shall have the meaning given such term in the PSA Letter, but shall include only those Structural Term Sheets that have been prepared and delivered to prospective investors by or at the direction of the Underwriters.

         (c) The Representatives shall provide to the Depositor copies (in such format as required by the Depositor) of all Computational Materials and Structural Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Representatives may provide to the Depositor copies of the foregoing in a consolidated or aggregated form, including all information required to be filed. All Computational Materials and Structural Term Sheets must be provided to the Depositor by the Representatives not later than 10:00 a.m. on the first business day prior to the day on which the filing of such materials is to be made with the Commission. The Underwriters shall be responsible for all costs and expenses incurred by the Depositor in filing the Computational Materials and Structural Term Sheets with the Commission, including the fees of the independent auditor who provides the letter required by Section 5(h).

         (d) All Computational Materials and Structural Term Sheets provided to prospective investors by the Underwriters that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page substantially in the following form:

         "Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your [Underwriter] account executive for another copy."

         The statement referenced in the above paragraph shall be substantially in the following form:

         "The attached tables and other statistical analyses (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by [Underwriter] ("[Underwriter]") and not by the issuer of the securities or any of its affiliates. The issuer of these securities has not prepared or taken part in the preparation of these materials. Neither [Underwriter], the issuer of the securities nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable Prospectus Supplement and by any other information subsequently filed with the Securities and Exchange Commission. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

         Numerous assumptions were used in preparing the Computational Materials which may or may not be stated therein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

         Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is probable that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and structure of any security described in the Computational Materials are subject to change prior to issuance.

         Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitations or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Computational Materials on any matter discussed in this communication. The information contained in these Computational Materials will be superseded by the description of the mortgage loans and the other information contained in the final prospectus supplement and prospectus relating to the securities discussed in this communication. A final prospectus and prospectus supplement may be obtained by contacting the [Underwriter] Trading Desk at (212) ___ - ____.

         Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

         If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail."

Notwithstanding the foregoing legends, this subsection (d) shall be satisfied if all Computational Materials and Structural Term Sheets bear a legend in the form of the legend included in the Computational Materials dated [ ] or in another form or forms previously approved in writing by the Depositor.

         (e) The Depositor shall not be obligated to file any Computational Materials or Structural Term Sheets that have been determined to contain any material errors or omissions; provided, however, that, at the request of the Representatives, the Depositor shall file Computational Materials or Structural Term Sheets containing material errors or omissions if clearly marked "superseded by materials dated _______________" and accompanied by corrected Computational Materials or Structural Term Sheets that are marked "these materials supersede and correct the materials dated ______________."

         SECTION 7. Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase the Class A Notes pursuant to this Agreement are subject to the accuracy on and as of the Closing Time of the representations and warranties on the part of the Depositor and HFC herein contained, to the material accuracy of the statements of officers of the Depositor and HFC, respectively, made pursuant hereto, to the performance by the Depositor and HFC of all of their respective obligations hereunder and to the following conditions at the Closing Time:

         (a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and (ii) the Prospectus shall have been filed with the Commission no later than the time required by Rule 424(b) under the 1933 Act.

         (b) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Transfer Agreement, the Home Equity Loan Purchase Agreement, the Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters.

         (c) The Underwriters shall have received the favorable opinion, dated the date of the Closing Time, of [Sidley Austin Brown & Wood LLP], as special counsel to the Depositor and HFC, in form and substance satisfactory to the Underwriters, to the effect that:

               (i) Neither the Depositor nor the Trust is an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

               (ii) The statements in the Basic Prospectus under the headings "Employee Benefit Plan Considerations", "State Tax Considerations" and "Material Federal Income Tax Consequences", and the statements in the Prospectus Supplement under the headings "Summary-Tax Status", and "-Employee Benefit Considerations", "Material Federal Income Tax Consequences", and "Employee Benefit Plan Considerations", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects with respect to those consequences or aspects that are discussed.

               (iii) The Sale and Servicing Agreement and the Trust Agreement conform in all material respects to the descriptions thereof contained in the Prospectus Supplement and are not required to be qualified under the Trust Indenture Act of 1939, as amended. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

               (iv) The Class A Notes will, when issued, conform to the description thereof contained in the Prospectus.

               (v) With respect to the characterization of the Class A Notes and the characterization of the Trust, (A) the Class A Notes will be characterized as indebtedness for Federal income tax purposes, (B) the Trust will not be classified as an "association" taxable as a corporation for Federal income tax purposes, and (C) the Trust is not a "taxable mortgage pool" for Federal income tax purposes.

         Such opinion may express its reliance as to factual matters on the representations and warranties made by the parties hereto, and on certificates or other documents furnished by officers of such parties to the instruments and documents referred to therein. No opinion need be expressed as to the effect of the compliance or noncompliance of the Depositor, HFC or the Trustee with any state or federal laws or regulations applicable to them because of their legal or regulatory status or the nature of their respective businesses, or to the due authorization, execution and delivery of this Agreement and the Securities. As to such matters, such opinion may rely upon the opinion of John
W. Blenke, Esq., Vice President - Corporate Law and Assistant Secretary of Household International, Inc., delivered pursuant to Section 7(d) of this Agreement, and such counsel need make no independent investigation of the matters referred to in such opinion.

         (d) The Underwriters shall have received the favorable opinion, dated the date of the Closing Time, of John W. Blenke, Esq., Vice President - Corporate Law and Assistant Secretary of Household International, Inc., the parent company of HFC, in form and substance satisfactory to the Underwriters, to the effect that:

               (i) HFC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Insurance Agreement.

               (ii) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Home Equity Loan Purchase Agreement and the Insurance Agreement.

               (iii) Each of the Sellers has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Home Equity Loan Purchase Agreement and the Transfer Agreement.

               (iv) HFC has full corporate power and authority to serve in the capacity of master servicer of the Home Equity Loans as contemplated in the Sale and Servicing Agreement.

               (v) Each of the Sellers, the Depositor and HFC is duly authorized under relevant statutes, laws and court decisions, to conduct in the various jurisdictions in which they do business the respective businesses therein currently conducted by them, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on the business or financial condition of the Sellers, the Depositor or HFC, and the Sellers are duly authorized under the statutes which regulate the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws" or "sales finance laws"), or are permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which any of them do business the businesses as currently conducted therein by any of them.

               (vi) None of the Sellers, the Depositor or HFC is in violation of its Certificate or Articles of Incorporation or Bylaws or, to the best of such counsel's knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel which is material to the business of the Sellers, the Depositor or HFC and to which any of the Sellers, the Depositor or HFC is a party or by which it or its properties may be bound.

               (vii) This Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Insurance Agreement have been duly authorized, executed and delivered by the Depositor and HFC, as applicable, and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute the valid and binding obligation of each of the Depositor and HFC, as applicable, enforceable against each of the Depositor and HFC, as applicable, in accordance with their respective terms, and the Home Equity Loan Purchase Agreement and Transfer Agreement has been duly authorized, executed and delivered by the Depositor and the Sellers, as the case may be, and such agreements constitute the valid and binding obligation of each of the Depositor and the Sellers, as applicable, enforceable against the Depositor or the Sellers in accordance with its terms, except that in each case as to enforceability (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (C) the enforceability as to rights to indemnification under this Agreement may be subject to limitations of public policy under applicable securities laws.

               (viii) The issuance and delivery of the Securities, the consummation of any other of the transactions contemplated herein, in the Sale and Servicing Agreement, the Trust Agreement, the Home Equity Loan Purchase Agreement and the Insurance Agreement, and the fulfillment of the terms of this Agreement, the Sale and Servicing

          Agreement, the Trust Agreement and the Insurance Agreement do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of the Depositor or, to the best of such counsel's knowledge, any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Depositor pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Depositor is a party or by which the Depositor may be bound or to which any of the property or assets of the Depositor may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Depositor or materially adverse to the transactions contemplated by this Agreement.

               (ix) The consummation of any of the transactions contemplated in the Home Equity Loan Purchase Agreement and the Transfer Agreement, and the fulfillment of the terms of the Home Equity Loan Purchase Agreement and the Transfer Agreement, do not and will not conflict with or violate any terms or provision of the Certificate or Articles of Incorporation or Bylaws of any of the Sellers or, to the best of such counsel's knowledge, any statute, order or regulation applicable to any of the Sellers and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of any of the Sellers pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any of the Sellers may be bound or to which any of the property or assets of any of the Sellers may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the applicable Sellers or materially adverse to the transactions contemplated by this Agreement.

               (x) The consummation of any of the transactions contemplated herein and in the Sale and Servicing Agreement, the Trust Agreement and the Insurance Agreement, and the fulfillment of the terms of this Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Insurance Agreement, do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of HFC or, to the best of such counsel's knowledge, any statute, order or regulation applicable to HFC, and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of HFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which HFC is a party or by which HFC may be bound or to which any of the property or assets of HFC may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to HFC or materially adverse to the transactions contemplated by this Agreement.

               (xi) The Class A Notes are duly and validly authorized and, when executed, authenticated and delivered in accordance with the Indenture and the Sale and Servicing Agreement, and issued and delivered to and paid for by the Underwriters, as contemplated hereby, will be entitled to the benefits provided by the Indenture and the Sale and Servicing Agreement.

               (xii) To the best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Class A Notes and the sale of the Class A Notes to the Underwriters, or the consummation by the Sellers, the Depositor and HFC of the other transactions contemplated by this Agreement, the Sale and Servicing Agreement, the Transfer Agreement, the Home Equity Loan Purchase Agreement and the Insurance Agreement, except the registration under the 1933 Act of the Class A Notes and such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under State securities or Blue Sky laws in connection with the issuance of the Class A Notes and the subsequent purchase and distribution of the Class A Notes by the Underwriters.

               (xiii) The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated.

               (xiv) The conditions to the use by the Depositor and the Trust of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto. The statements in the Prospectus under the caption "Legal Aspects of Home Equity Loans and Related Matters", to the extent that statements in such section constitute matters of law or legal conclusions with respect thereto, have been reviewed by attorneys under such counsel's supervision and are complete and correct in all material respects.

               (xv) There are no actions, proceedings or investigations pending before or, to the best knowledge of such counsel, threatened by any court, administrative agency or other tribunal to which any of the Sellers, HFC or the Depositor is a party or of which any of their respective properties is the subject (A) other than actions, proceedings or investigations which are not reasonably expected to have a material adverse effect on the business or financial condition of any of the Sellers, HFC or the Depositor, (B) asserting the invalidity of the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Transfer Agreement, the Home Equity Loan Purchase Agreement, the Insurance Agreement or the Securities,
          (C) seeking to prevent the issuance of the Securities or the consummation by any of the Sellers, HFC or the Depositor of any of the transactions contemplated by the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Transfer Agreement and the Home Equity Loan Purchase Agreement, the Insurance Agreement and this Agreement, as the case may be, or (D) which might materially and adversely affect the performance by any of the Sellers, HFC or the Depositor of their respective obligations under, or the validity or enforceability of, the Sale and Servicing Agreement, the Trust Agreement, the Home Equity Loan Purchase Agreement, this Agreement, the Insurance Agreement or the Securities.

               (xvi) The Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1993 Act Regulations.

               (xvii) Such counsel has no reason to believe that (A) the Registration Statement and the Prospectus, as of the date the Registration Statement became effective, or the Registration Statement (excluding the exhibits thereto) as of the date that the most recent post-effective amendment thereto became effective, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (B) the Prospectus, as of its date and the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to information included in Computational Materials or Structural Term Sheets and the financial statements or other financial and statistical data contained or incorporated by reference in the Registration Statement). Such opinion may express its reliance as to factual matters on the representations and warranties made by the parties hereto, and on certificates or other documents furnished by public officials or officers of such parties to the instruments and documents referred to therein. Such opinion may be qualified, insofar as it concerns the enforceability of the documents referred to therein, to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and no opinion need be given as to the enforceability of Section 9 or the legends set forth in Section 6 of this Agreement.

         (e) The Underwriters shall have received the favorable opinion of counsel to the Indenture Trustee, dated the Closing Date, addressed to the Underwriters and the Depositor and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

               (i) The Indenture Trustee is a national banking association with trust powers, duly organized and validly existing in good standing under the laws of the United States, and has all requisite power and authority to enter into the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Insurance Agreement and perform its obligations thereunder.

               (ii) The Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Insurance Agreement have been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms, subject to bankruptcy laws and other similar laws of general application affecting creditors' rights and subject to the application of the rules of equity, including those respecting the availability of specific performance.

               (iii) No consent, approval, authorization or other action by, or filing with, any court or governmental agency or authority having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with its execution and delivery of the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Insurance Agreement, according to their respective terms.

               (iv) The execution, delivery and performance of the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Insurance Agreement do not result in a violation of (a) any law or regulation of the United States governing the banking or trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Indenture Trustee or any of its assets or (b) the articles of association or by-laws of the Indenture Trustee.

               (v) The Class A Notes have been authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

               (vi) There are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to the Indenture Trustee, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Sale and Servicing Agreement, the Indenture, the Administration Agreement or the Insurance Agreement.

         (f) The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Time, of [Mayer, Brown, Rowe & Maw], as counsel for the Underwriters, with respect to the issuance of the Class A Notes and the sale of the Class A Notes to the Underwriters, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may require.

         (g) The Underwriters shall have received the favorable opinion, dated the Closing Date of [ ], counsel to the Owner Trustee, with respect to the issue and sale of the Class A Notes and the Ownership Interests, the status of the Trust, the Trust Agreement, perfections of applicable security interests and such other matters as the Underwriters may reasonably require.

         (h) The Underwriters shall have received the favorable opinion, dated the Closing Date, of [ ] counsel to the Insurer ("Insurer Counsel") in form and scope satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of [ ] and is licensed and has the power and authority to issue the Policy under the laws of the State of [ ].

               (ii) The Policy has been duly authorized, executed and delivered and is the valid and binding obligation of the Insurer enforceable in accordance with its terms, except that the enforcement of the Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

               (iii) The Insurer has the power and authority to perform its obligations under the Insurance Agreement and the Indemnification Agreement (as defined in the Insurance Agreement) and the Insurance Agreement and the Indemnification Agreement have been duly executed and are the valid and binding obligations of the Insurer, each enforceable in accordance with its terms, except that the enforcement of the Insurance Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and, in the case of the Indemnification Agreement, subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under the securities laws.

               (iv) No consent, approval, authorization, filing or order of any state or federal court or governmental agency or body is required on the part of the Insurer the lack of which would adversely affect the validity and enforceability of the Policy.

               (v) The execution, delivery and performance by the Insurer of its obligations under the Policy do not contravene any provision of the charter or by-laws of the Insurer. The execution, delivery and performance by the Insurer of its obligations under the Policy do not, to the extent that either of the following would affect the validity or enforceability of the Policy, (a) contravene any law or government regulation or order presently binding on the Insurer or
          (b) contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Insurer is a party or by which it is bound.

               (vi) To the extent that the Policy constitutes a security within the meaning of Section 2(l) of the 1933 Act, it is a security exempt from the registration requirements of the 1933 Act.

               (vii) The description of the Policy in the Prospectus Supplement under the headings ["The Insurer" and "Description of the Notes--The Policy"] is, to the extent that such description constitutes statements of matters of law or legal conclusions with respect thereto, accurate in all material respects; provided, however, that no opinion need be expressed as to the accuracy of any financial statements or other financial or statistical data contained in or omitted from the Prospectus Supplement, including such statements or other information included under such caption or in any appendix to the Prospectus Supplement.

         (i) The Underwriters shall have received an opinion, dated the date of the Closing Time, of [Sidley Austin Brown & Wood LLP], as special counsel to the Depositor and HFC, addressed to the Depositor, and satisfactory to the Insurer, the Rating Agencies and the Underwriters relating to the transfer of the principal balance of the Home Equity Loans by the Sellers to the Depositor and by the Depositor to the Trust, and such counsel shall have consented to reliance by the Insurer, the Rating Agencies and the Underwriters on such opinion as though such opinion had been addressed to each such party.

         (j) Each of the Depositor and HFC shall have furnished to the Underwriters a certificate signed on behalf of the Depositor and HFC by an accounting or financial officer thereof, dated the date of the Closing Time, as to (A) the accuracy of the representations and warranties of the Depositor and HFC herein at and as of the Closing Time, (B) there being no legal or governmental proceedings pending, other than those, if any, referred to in the Prospectus or the Prospectus as amended or supplemented or the 1934 Act filings of HFC, as the case may be, to which any of the Depositor or HFC is a party or of which any property of any of the Depositor or HFC is the subject, which, in the judgment of any of the Depositor or HFC, as applicable, have a reasonable likelihood of resulting in (i) a material adverse change in the financial condition, shareholders' equity or results of operations of the Depositor or HFC or (ii) a material adverse effect on the transactions contemplated by this Agreement; and to the best knowledge of each of the Depositor or HFC, as applicable, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, (C) the performance by the Depositor and HFC of all of their respective obligations hereunder to be performed at or prior to the Closing Time, and (D) such other matters as you may reasonably request.

         (k) The Indenture Trustee shall have furnished to the Underwriters and the Transferor a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Sale and Servicing Agreement, the Indenture and the Insurance Agreement by the Indenture Trustee and the acceptance by the Indenture Trustee of the trusts created thereby and the due authentication and delivery of the Class Notes by the Indenture Trustee under the Indenture and such other matters as the Underwriters shall reasonably request.

         (l) The Policy shall have been issued by the Insurer and shall have been duly authenticated by an authorized agent of the Insurer, if so required under applicable state law or regulations.

         (m) The Class A Notes shall have been rated [ ] by [       ] and [ ]
by [          ].

         (n) Counsel and special counsel to HFC and the Depositor shall have furnished to the Underwriters any opinions supplied to the Rating Agencies relating to certain matters with respect to the Class A Notes.

         (o) The Underwriters shall have received from [ ], or other independent certified public accountants acceptable to the Underwriters, a letter, dated as of the Closing Time in the form heretofore agreed to.

         (p) Prior to the Closing Time, [Mayer, Brown, Rowe & Maw], as counsel for the Underwriters, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Class A Notes and the sale of the Class A Notes to the Underwriters as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Depositor and HFC in connection with the issuance of the Class A Notes and the sale of the Class A Notes to the Underwriters as herein contemplated shall be satisfactory in form and substance to the Underwriters and [Mayer, Brown, Rowe & Maw].

         (q) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders equity or results of operations of the Depositor, any of the Sellers or HFC otherwise than as set forth or contemplated in the Prospectus, the effect of which is in the reasonable judgment of the Underwriters, after consultation with the Depositor and HFC, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Notes on the terms and in the manner contemplated in the Prospectus.

         If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Depositor at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except that in the event of any such termination, the provisions of Section 8, the indemnity agreement set forth in Section 9, and the provisions of Sections 10 and 15 shall remain in effect.

         SECTION 8. Payment of Expenses. The Depositor and HFC jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto,
(ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of [Sidley Austin Brown & Wood LLP], as special counsel for the Depositor and HFC, and [ ], accountants of the Depositor and HFC, (iv) any qualification of the Class A Notes under state securities and Blue Sky laws and the determination of the eligibility of the Class A Notes for investment in accordance with the provisions of subsection 5(f) including filing fees, and the fees and disbursements of [Mayer, Brown, Rowe & Maw], as counsel for the Underwriters (not to exceed $30,000), in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vi) the delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Sale and Servicing Agreement, (vii) the fees charged by nationally recognized statistical rating agencies for rating the Class A Notes and (viii) the fees and expenses of the Indenture Trustee and the Owner Trustee and each's respective counsel. It is understood that, except as expressly provided in this Section 8, the Underwriters will pay all of their own expenses, including (i) the fees of counsel to the Underwriters, (ii) any expenses incurred in connection with the preparation and filing with the Commission of Computational Materials and Structural Term Sheets and (iii) expenses related to the overnight delivery to the Underwriters of copies of the Prospectus.

         If this Agreement is terminated by you in accordance with the provisions of Section 7, the Depositor, the Sellers and HFC shall reimburse you for all reasonable out-of-pocket expenses, including the fees and disbursements of [Mayer, Brown, Rowe & Maw], as counsel for the Underwriters.

         SECTION 9. Indemnification. (a) HFC and the Depositor jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless (A) such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Depositor or HFC, or information electronically transmitted to the Depositor or HFC, by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or (B) such untrue statement or omission or alleged untrue statement or omission relates to information in any Computational Materials or Structural Term Sheets provided by the Underwriters (except to the extent that such untrue statements or errors contained therein are Pool Information or Prospectus Information);

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor; and

               (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) as reasonably incurred in investigating, preparing to defend or defending against or appearing as a third party witness with respect to any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, as such expense is incurred and to the extent that any such expense is not paid under (i) or (ii) above. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

         (b) Each of the Underwriters severally agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an "Indemnified Party") against any and all loss, liability, claim, damage and expense, as incurred, described in the indemnity contained in subsection (a) of this Section 9, but only with respect to (i) untrue statements or alleged untrue statements of a material fact made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of material facts required to be stated therein or necessary to make the statements therein not misleading, in each case in reliance upon and in conformity with written information furnished to the Depositor or HFC by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (ii) information in any Computational Materials or Structural Term Sheets provided by such Underwriter (except to the extent that such untrue statements or errors contained therein are Pool Information or Prospectus Information). The parties hereto acknowledge that the only information supplied to the Depositor or HFC by the Underwriters expressly for use in the Registration Statement or the Prospectus is limited to the information set forth in the [ ] paragraph on the cover page and the [ ] under the caption "Method of Distribution" in the Prospectus Supplement (the "Underwriter Information"). This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have hereunder unless it has been materially prejudiced by such failure to notify or from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) if the defendants in any such action include one or more of the indemnified parties and the indemnifying party, and one or more of the indemnified parties shall have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying party or to one or more of the other indemnified parties or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action.

         SECTION 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 9 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, HFC and the Depositor on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Depositor and one or more of the Underwriters (i) in such proportion as shall be appropriate to reflect the relative benefits to HFC and the Depositor on the one hand and the Underwriters on the other hand from the offering of the Class A Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or otherwise prohibited hereby, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of HFC and the Depositor on the one hand and the Underwriters or Underwriter, as applicable, on the other in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The relative benefits received by HFC and the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Class A Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Class A Notes pursuant to this Agreement (before deducting expenses) received by HFC and the Depositor and the total underwriting discount received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate initial public offering price of the Class A Notes as set forth in the Prospectus. The relative fault of HFC and the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by HFC or the Depositor, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         HFC, the Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 10. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim that is the subject of this Section 10. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. The Underwriters' obligations in this Section 10 to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in section 9 hereof). For purposes of this Section 10, each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each respective director of the Depositor, each respective officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Depositor.

         SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor or HFC submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Depositor or HFC and shall survive delivery of any Class A Notes to the Underwriters.

         SECTION 12. Termination of Agreement. [Representative Underwriter] and [Representative Underwriter], as Representatives, may terminate this Agreement immediately upon notice to the Depositor and HFC, at any time at or prior to the Closing Time (i) if there has been since the respective dates as of which information is given in the Prospectus, any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, earnings, affairs or business of HFC or the Depositor, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Underwriters after consultation with HFC and the Depositor, materially impairs the market for, or the investment quality of, the Class A Notes, (ii) if there has been an outbreak or material escalation of hostilities involving the United States of America, or the declaration by the United States of America of a national emergency or war, if the effect of any such event in the Underwriters' reasonable judgment makes it impracticable or inadvisable to proceed with the public offering of the Class A Notes, (iii) if trading in securities generally on the New York Stock Exchange has been suspended or materially limited (other than normal trading restrictions resulting from the total number of trades on the New York Stock Exchange), or minimum prices have been established by the exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York State authorities or (iv) if there has been any material disruption of securities settlement, payment or clearance services in the United States. In the event of any such termination, the provisions of Section 8, the indemnity agreement set forth in Section 9, and the provisions of Sections 10 and 15 shall remain in effect. If the Agreement is terminated by you in accordance with the provisions of Section12(i), the Depositor and HFC shall reimburse you for all reasonable out-of-pocket expenses, including the fees and disbursements of [Mayer, Brown, Rowe & Maw], as counsel for the Underwriters.

         SECTION 13. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Class A Notes shall fail at the Closing Time to purchase the Class A Notes which it is (or they are) obligated to purchase hereunder (the "Defaulted Notes"), then such of the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

               (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Class A Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

               (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Class A Notes to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

         No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from any liability with respect to any default of such Underwriter under this Agreement.

         In the event of a default by any Underwriters as set forth in this
Section 13, either you or the Depositor shall have the right to postpone the Closing Time for a period not exceeding five (5) Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the addresses set forth on the first page hereof, in the case of [Representative Underwriter] (Fax: (212) ___-____), with a copy to [ ] (Fax: (212) ___-____) and in the case of [Representative Underwriter] (Fax: (212) ___-____), with a copy to [ ]. Notices to the Depositor or HFC shall be directed to Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, to the attention of the Secretary, with a copy to the Treasurer (Fax: (847) 205-7536).

         SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Depositor and HFC, and their respective successors. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Class A Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

         SECTION 16. Governing Law and Time. This Agreement shall be governed by the law of the State of New York and shall be construed in accordance with such law. Specified times of day refer to New York City time.

         SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

         If the foregoing is in accordance with the Underwriters' understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Depositor and HFC in accordance with its terms.

                        Very truly yours,

                        HFC REVOLVING CORPORATION



                        By:______________________________________
                                 Name:
                                 Title:


                        HOUSEHOLD FINANCE CORPORATION



                        By:______________________________________
                                 Name:
                                 Title:


CONFIRMED AND ACCEPTED, as of the date first above written:

[Representative Underwriter]
         as Representative of the Underwriters



By:___________________________________
         Name:
         Title:


[Representative Underwriter]
         as Representative of the Underwriters



By:___________________________________
         Name:
         Title:

                                  Schedule I

                                 CLASS A NOTES


                           Principal Amount         Purchase Price
[Underwriter]             $[               ]        [           ]%
[Underwriter]             $[               ]        [           ]%
[Underwriter]             $[               ]        [           ]%
[Underwriter]             $[               ]        [           ]%
[Underwriter]             $[               ]        [           ]%
Total                     $[               ]